As filed with the Securities and Exchange Commission on September 17, 2008

Registration No. 333-126087

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 14 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant’s dividend reinvestment plan.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller Reporting Company	☐

(Do not check if smaller reporting company)

This Post-Effective Amendment No. 14 to the Registration Statement on Form S-11 (Registration No. 333-126087) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of KBS Real Estate Investment Trust, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-126087) declared effective January 13, 2006 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 14 to the Registration Statement to deregister 28,845,998 unsold primary offering shares of its common stock. Pursuant to this Registration Statement, the Company registered 200,000,000 shares of common stock for its primary offering and 80,000,000 shares of common stock for its dividend reinvestment plan offering. By filing this Post-Effective Amendment No. 14 to the Registration Statement, Company hereby terminates the primary offering of shares on this Registration Statement. The Company continues to offer from time to time the dividend reinvestment plan shares registered on this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 17, 2008.

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/S/ CHARLES J. SCHREIBER, JR. Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director	September 17, 2008

	/S/ STACIE K. YAMANE Stacie K. Yamane	Chief Financial Officer and Controller	September 17, 2008

	* Peter McMillan III	Executive Vice President, Treasurer, Secretary and Director	September 17, 2008

	* Hank Adler	Director	September 17, 2008

	* Barbara R. Cambon	Director	September 17, 2008

	* Stuart A. Gabriel, Ph.D.	Director	September 17, 2008

*BY:	/S/ CHARLES J. SCHREIBER, JR. Charles J. Schreiber, Jr. Attorney-In-Fact		September 17, 2008